SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: April 19, 2007

Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This document contains 2 pages, plus exhibit

Item 8.01: Other Events
Elkin, NC-
On April 16, 2007, Yadkin Valley Financial Corporation (“the Company”) (NASDAQ: YAVY–news) opened its newest branch in Pfafftown, NC. The bank is located at 4611 Yadkinville Road, Pfafftown, NC 27040. The Pfafftown branch represents the first location in Forsyth County for Yadkin Valley bank.
Bill Long, President and CEO, stated, “We are excited about being able to serve the Pfafftown community and recognize the need for a full service bank here. We’re happy to be the first bank to open a branch in this growing area and now residents will be able to do their banking closer to home.” Joe Johnson, Regional President, Yadkin Valley Bank, mentioned “the staff of our Pfafftown Branch are local to the area and provide years of banking experience and, more importantly, a customer service mentality when dealing with customers”. We look forward to becoming an integral part of the Pfafftown community.”
Item 9.01: Exhibits
     Exhibit 99: Press Release
Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Bank and Trust Company

By:	\s\Edwin E. Laws Edwin E. Laws Chief Financial Officer

Date:	April 19, 2007